Exhibit 99.1

Trevi Therapeutics Announces Pricing of $55 Million Public Offering

New Haven, Conn., September 23, 2022 – Trevi Therapeutics, Inc. (Nasdaq: TRVI), a clinical-stage biopharmaceutical company developing an investigational therapy, Haduvio™ (oral nalbuphine ER) for the treatment of chronic cough in adults with idiopathic pulmonary fibrosis (IPF) and the treatment of prurigo nodularis (PN), today announced the pricing of its underwritten public offering of 14,252,670 shares of its common stock at a public offering price of $1.93 per share, and, to certain investors in lieu of common stock, pre-funded warrants to purchase 14,247,330 shares of common stock at a price of $1.929 per pre-funded warrant, for total proceeds of approximately $55 million, before deducting underwriting discounts and commissions and expenses payable by Trevi. The purchase price per share of each pre-funded warrant represents the per share public offering price for the common stock, minus the $0.001 per share exercise price of such pre-funded warrant. All of the shares and pre-funded warrants in the offering are being sold by Trevi. In addition, Trevi has granted the underwriters a 30-day option to purchase up to 4,275,000 additional shares of its common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on September 27, 2022, subject to satisfaction of customary closing conditions.

SVB Securities, Stifel and Oppenheimer & Co. are acting as joint bookrunning managers for the offering. Needham & Company is acting as lead manager for the offering and Aegis Capital Corp. is acting as co-manager for the offering.

The shares and pre-funded warrants are being offered by Trevi pursuant to a shelf registration statement that was filed with the Securities and Exchange Commission (“SEC”) on June 26, 2020 and declared effective by the SEC on July 2, 2020. This offering is being made only by means of a prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering has been filed with the SEC and may be obtained for free by visiting the SEC’s website at www.sec.gov. A final prospectus supplement relating to the offering will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus may also be obtained from SVB Securities LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109 by email at syndicate@svbsecurities.com or by phone at (800) 808-7525, ext. 6105; Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94014, by telephone at 415-364-2720 or by email at syndprospectus@stifel.com; or Oppenheimer & Co. Inc., 85 Broad Street, 26th Floor, New York, NY 10004, Attn: Syndicate Prospectus Department, telephone: (212) 667-8055 or by email at EquityProspectus@opco.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Trevi Therapeutics, Inc.

Trevi Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of the investigational therapy Haduvio for the treatment of chronic cough in adults with idiopathic pulmonary fibrosis and prurigo nodularis. These conditions share a common pathophysiology that is mediated through opioid receptors in the central and peripheral nervous systems.

Founded in 2011, Trevi is headquartered in New Haven, CT.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements about the anticipated closing of the public offering, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions. Risks that contribute to the uncertain nature of the forward-looking statements include: uncertainties related to market conditions and whether the conditions for the closing of the public offering will be satisfied as well as other risks and uncertainties set forth in the “Risk Factors” section of the preliminary prospectus supplement filed with the SEC on September 22, 2022, in Trevi’s quarterly report on Form 10-Q for the quarter ended June 30, 2022 filed with the SEC, and in any subsequent filings with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Trevi undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.

Investor Contact

Katie McManus

Trevi Therapeutics, Inc.

203-304-2499

k.mcmanus@trevitherapeutics.com

Media Contact

Rosalia Scampoli

914-815-1465

rscampoli@marketcompr.com